UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report:
(Date of earliest event reported)
October 18, 2005

TANDY BRANDS ACCESSORIES, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-18927 (Commission File Number)	75-2349915 (IRS Employer Identification No.)
690 East Lamar Blvd., Suite 200
Arlington, Texas 76011
(Address of principal executive offices and zip code)
(817) 265-4113
(Registrant’s telephone
number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.
     On October 18, 2005, the Board of Directors of Tandy Brands Accessories, Inc. (the “Company”), upon recommendation of the Compensation Committee, authorized a salary increase and established the target bonus for our Vice President of Operations, David Lawhon, for fiscal 2006.
     Information regarding the base salary Vice President of Operations is set forth in Exhibit 10.1 and is incorporated herein by reference. We do not have a formal written incentive bonus plan for our executive officers. However, a summary of the manner in which cash bonuses are determined is set forth in Exhibit 10.44 to our Current Report on Form 8-K filed June 22, 2005, and is incorporated herein by reference.
     Additional information regarding executive compensation is included in the our proxy statement for our annual meeting of stockholders.
Item 2.02 Results of Operations and Financial Condition.
     Pursuant to Item 2.02 of Form 8-K, the information contained in Item 9.01(c) and this Item 2.02 is furnished to, but not filed with, the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and, therefore, shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.
     On October 19, 2005, the Registrant issued a press release announcing its preliminary financial results for the fourth quarter ended September 30, 2005. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01(c) Exhibits.

Exhibit 10.1	Summary of Fiscal 2006 Annual Base Salary for the Vice President of Operations of Tandy Brands Accessories, Inc.

Exhibit 10.2	Summary of Incentive Bonus Plan for Executive Officers (filed as Exhibit 10.44 to our Current Report on Form 8-K filed June 22, 2005, and incorporated herein by reference).

Exhibit 99.1	Press Release, dated October 19, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY BRANDS ACCESSORIES, INC.
Date: October 19, 2005	By:	/s/ J.S.B. Jenkins
J.S.B. Jenkins
President and Chief Executive Officer

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